UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 11, 2017

HARMONY MERGER CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36842	46-5723951
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

777 Third Avenue, 37th Floor, New York, New York 10017

(Address of Principal Executive Offices) (Zip Code)

(212) 319-7676

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported, on January 7, 2017, Harmony Merger Corp. (the “Company”) entered into an Agreement and Plan of Reorganization (the “Amalgamation Agreement”) by and among the Company, Harmony Merger Sub (Canada) Inc., a corporation incorporated under the laws of the Province of Ontario and a wholly owned subsidiary of the Company, Customer Acquisition Network (Canada) Inc., a corporation incorporated under the laws of the Province of Ontario (“Customer Acquisition”), and the shareholders of Customer Acquisition. On February 23, 2017, the Company received a notice from Customer Acquisition terminating the Amalgamation Agreement. On February 24, 2017, the Company issued a press release and disputed effectiveness of the termination. The Company and Customer Acquisition have reached an amicable resolution of this dispute and agree that the Amalgamation Agreement was terminated effective February 23, 2017.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description
99.1	Press release dated March 13, 2017

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 13, 2017	HARMONY MERGER CORP.

	By:	/s/ Eric S. Rosenfeld
		Name:	Eric S. Rosenfeld
		Title:	Chief Executive Officer

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